Exhibit 3.5

RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

JCM PARTNERS, LLC

(a Delaware limited liability company)

AS OF AUGUST 1, 2002

Exhibits

A B C	Restated Bylaws of the Company (as of June 26, 2002) Certificate of Formation Form of Transfer Application, including Transfer Instructions (as amended on November 9, 2001)

RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
JCM PARTNERS, LLC
(a Delaware limited liability company)
(Restated as of August 1, 2002)

     This Restated Limited Liability Company Agreement (this “Agreement”) of JCM Partners, LLC, a Delaware limited liability company (the “Company”), dated as of August 1, 2002, is entered into by and among the Members of the Company and those Persons who hereafter become Members pursuant to the terms of this Agreement. This Agreement is a restatement of the Limited Liability Company Agreement, dated as of June 30, 2000, as amended on September 13, 2000 and May 22, 2002.

     In consideration of the mutual covenants and obligations set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings set forth above in the preamble or referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Article 1 or in the preamble to this Agreement in the singular have the same meanings when used in the plural and vice versa.

     1.1.      “Act” means the Delaware Limited Liability Company Act, Del. Code Ann. Tit. 6, §§ 18-101, et seq., as amended from time to time.

     1.1.A    “Additional Distributions” shall have the meaning set forth in Section 5.2.

     1.2.      “Additional Member” means a Person admitted to the Company as a Member pursuant to Section 3.1(b), Section 3.1(c) and Section 3.2(b) and who is shown as such on the books and records of the Company.

     1.3.      “Adjusted Capital Account Deficit” means with respect to any Member, the negative balance, if any, in such Member’s Capital Account as of the end of any relevant Fiscal Year, determined after giving effect to the following adjustments:

                 (a)      Credit to such Capital Account any portion of such negative balance which such Member is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

                 (b)      Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

     1.4.      “Affiliate” means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities or interests of such Person; (c) any officer, director, member, manager, trustee, or partner of such Person or of any Person specified in (a) or (b) above; and (d) any Person in which any officer, director, member, manager, trustee, or partner of any Person specified in (c) above is an officer, director, member, manager, trustee, or partner.

     1.5.      “Agreement” means this Restated Limited Liability Company Agreement of the Company, as may be amended, restated, supplemented or otherwise modified from time to time as herein provided. This Agreement as originally entered into on the Effective Date is referred to herein as the “Original Agreement.”

     1.6.      “Appraisals” shall have the meaning set forth in Section 5.8(c)(1).

     1.7.      “Assignee” means a Person to whom one or more Membership Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application to the Company as required by this Agreement, but who has not been admitted as a Substitute Member.

     1.8.      “Board of Managers” means the board on which all of the Company’s Managers sit, in their capacities as Managers.

     1.9.      “Book Gain” or “Book Loss” means the gain or loss recognized by the Company for Code Section 704(b) book purposes in any Fiscal Year by reason of any sale or disposition with respect to any of the assets of the Company. Such Book Gain or Book Loss shall be computed by reference to the Book Value of such property or assets as of the date of such sale or disposition, rather than by reference to the tax basis of such property or assets as of such date, and each and every reference herein to “gain” or “loss” shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

     1.10.    “Book Value” means, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

                   (a)      The initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the Board of Managers; provided, however, that the initial Book Values of the Real Properties contributed to the Company on the Effective Date pursuant to the Order shall be the appraised values set forth in the Disclosure Statement to the Amended Plan of Reorganization that was approved as part of the Order, and the initial Book Values of all other Properties contributed to the Company on the Effective Date shall be an amount reasonably determined by the Board of Managers (“Initial Book Values”).

                   (b)      If the Board of Managers reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Book Values of all Company assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Treasury Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Board of Managers, as of the time of the following events:

                               (1)      A Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for a Membership Interest; or

                               (2)      The distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for the repurchase of a Membership Interest; or

                               (3)      The liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

                   (c)      The Book Value of Company assets distributed to any Member shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the Board of Managers as of the date of distribution; and

                   (d)      The Book Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent the Board of Managers reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

     At all times, Book Value shall be adjusted by any Depreciation taken into account with respect to the Company’s assets for purposes of computing Profit and Loss.

     1.11.    “Bylaws” means the restated bylaws (restated as of June 26, 2002) of the Company attached hereto as Exhibit A, as amended from time to time by the Board of Managers, governing various aspects of the operation of the Company and the rights and obligations of its Members, Board of Managers, officers and other agents. The Bylaws shall be deemed to be a part of this Agreement. All provisions of the Bylaws not inconsistent with law or this Agreement shall be valid and binding.

     1.12.    “Capital Account” shall have the meaning set forth in Section 3.3 of this Agreement.

     1.13.    “Capital Contributions” means the total amount of cash and the Book Value of other property contributed to the Company on the Effective Date pursuant to the Contribution Agreements and any such additional contributions, if any, made thereafter pursuant to the terms of this Agreement.

     1.14.    “Capital Transactions” means any Sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any one of the Real Properties.

     1.15.    “Cash” or “cash” means, with respect to a payment or distribution to be made pursuant to this Agreement, cash, check or cash equivalents.

     1.16.    “Cash From Operations” means the gross cash proceeds from Company operations (including Sales of Property, other than Real Properties, in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Board of Managers. Cash From Operations shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established. Cash From Operations shall not include any Cash From Sales.

     1.17.    “Cash From Sales” means net cash proceeds from all Capital Transactions, net proceeds received from litigation or compromise of claims in excess of One Hundred Thousand Dollars ($100,000) and net refinancing proceeds of Real Property debt less any portion thereof used to establish reserves, all as reasonably determined by the Board of Managers. Cash From Sales shall include all principal and interest payments with respect to any note or obligation received by the Company in connection with Sales and other dispositions of Real Properties.

     1.18.    “Certificate” means the “Certificate of Formation” of the Company in the form attached hereto as Exhibit B, as originally filed with the office of the Secretary of State of the State of Delaware, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

     1.18.A   “Certificate of Designations” has the meaning used in Section 3.1(f) herein.

     1.18.B  “Change of Control Merger or Consolidation” has the meaning set forth in Section 5.1(c).

     1.19.    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

     1.20.    “Common Unit” means a Unit representing a fractional part of the Membership Interests of all Members and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

     1.21.    “Company” means the limited liability company heretofore formed and continued hereby in accordance with this Agreement by the parties hereto, as such limited liability company may from time to time be constituted.

     1.22.    “Connolly” means John Connolly IV, or any Entity controlled by him.

     1.23.    “Connolly Units” shall have the meaning set forth in Section 3.2(a)(2).

     1.24.    “Consent” means either the consent given by vote at a duly called and held meeting or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     1.25.    “Contribution Agreements” means those agreements, including, without limitation, the merger agreements and transfer documents referenced in the Order, pursuant to which the Company was capitalized in accordance therewith. The principal terms of the Original Agreement entered into as of June 30, 2000 and the Contributions Agreements were approved by the United States Bankruptcy Court in connection with the Order.

     1.26.    “CPAs” shall have the meaning set forth in Section 5.8(c)(2).

     1.27.    “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes; provided, however, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Board of Managers.

     1.28.    “Distribution Date” means the date(s) for distributions to Members as determined by the Board of Managers from time to time.

     1.29.    “Effective Date” means June 30, 2000.

     1.29.A   “Elected Managers” shall have the meaning set forth in Section 7.2(b).

     1.30.    “Entity” means any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, limited liability partnership, business trust, cooperative, or association.

     1.31.    “Excess Units” shall have the meaning set forth in Section 9.5(b).

     1.32.    “Exercise Notice” shall have the meaning set forth in Section 5.8(a).

     1.33.    “Exercise Price” shall have the meaning set forth in Section 5.8(c).

     1.34.    Intentionally omitted.

     1.35.    “Fifth Anniversary Date” means the date that falls on the fifth anniversary of the Effective Date (June 30, 2005).

     1.36.    “Fiscal Year” means the fiscal year of the Company and shall be the same as its taxable year, which shall be the calendar year.

     1.37.    The terms “Group I Managers,” “Group II Managers” and “Group III Managers” are described in Section 7.2(c).

     1.38.    “Group Term Effective Date” has the meaning set forth in Section 7.2(c), but also means May 22, 2002.

     1.39.    “Initial Members” means those Persons who received Membership Interests in the Company on the Effective Date pursuant to Section 3.2(a).

     1.40.    “IRS” means the Internal Revenue Service.

     1.41.    “Lender” shall have the meaning set forth in Section 9.5(c).

     1.42.    Intentionally omitted.

     1.43.    “Managers” means those individuals serving on the Board of Managers of the Company, including successor or additional Managers duly elected in accordance with the terms of this Agreement in their capacities as “Managers” of the Company within the meaning of the Act.

     1.44.    “Mandatory Distribution Termination Event” shall have the meaning set forth in Section 5.1(c).

     1.45.    “Mandatory Monthly Distributions” shall have the meaning set forth in Section 5.1(a).

     1.45.A   “Maximum Size” shall have the meaning set forth in Section 7.2(a).

     1.46.    “Member” means, unless the context otherwise requires, each Initial Member, each Substituted Member, and each Additional Member, or for purposes of Sections 3.3, 3.4 and 3.5 (Capital Accounts, Transfer of Capital Accounts and Tax Matters Partner), Article 4 (Allocations), Article 5 (Distributions, Redemptions and Put Option), Section 9.5 (Lender Ownership Limit), and the inclusion or exclusion of such section or other sections and appropriate definitions of this Agreement as the Board of Managers may from time to time determine, each Assignee.

     1.47.    “Membership Interest” means the ownership interest of a Member or Assignee in the Company, which may be evidenced by Common Units or Preferred Units or a combination thereof or interest therein, and includes any and all benefits to which such Member or Assignee is entitled as provided in this Agreement, together with all obligations of such Member or Assignee to comply with the terms and provisions of this Agreement.

     1.47.A   “Minimum Size” shall have the meaning set forth in Section 7.2(a).

     1.48.    “Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

     1.49.    “Nonrecourse Liabilities” has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

     1.49.A   “Original Agreement” has the meaning set forth in Section 1.5.

     1.50.    “Order” means that certain Order filed on June 2, 2000, with the United States Bankruptcy Court for the Eastern District of California (docketed on June 5, 2000), which confirmed the Amended Joint Plan of Reorganization dated May 9, 2000, in reference to the IRM Corporation jointly administered Cases Nos. 98-32231-A-11, et seq., and in the Gamma Secured Investments and Gamma Investment Fund, LLC, Cases Nos. 98-33134-A-11 and 98-33135-A-11, respectively.

     1.50.A   “Overdue Mandatory Monthly Distributions” has the meaning set forth in Section 5.1(a).

     1.51.    “Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     1.52.    “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

     1.53.    “Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), with the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company taxable year being determined in accordance with the rules of Treasury Regulations Section 1.704-2(i)(2).

     1.54.    “Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), with the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Company taxable year being determined in accordance with the rules of Treasury Regulations.

     1.55.    Intentionally omitted.

     1.56.    “Percentage Interest” means, with respect to any Member or Assignee as of any date, the ratio (expressed as a percentage) of the number of Units held by such Member or Assignee on such date to the aggregate number of Units held by all Members and Assignees on such date.

     1.57.    “Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context requires.

     1.58.    Intentionally omitted.

     1.59.    “Preferred Unit” means a Unit representing a fractional part of the Membership Interests of all Members and Assignees and having the rights and obligations specified with respect to Preferred Units in this Agreement or in any Certificate of Designations, as applicable.

     1.60.    Intentionally omitted.

     1.61.    “Profit” and “Loss” means, for each Fiscal Year or other period for which allocations to Members are made, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (provided, that for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                   (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

                   (b) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

                   (c) Book Gain or Book Loss from a Capital Transaction shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of such Capital Transaction;

                   (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed as provided in this Agreement; and

                   (e) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.3 hereof shall not be taken into account in computing Profit or Loss.

     If the Company’s taxable income or loss for such Fiscal Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company’s Profit for such Fiscal Year or other period; and if a negative amount, such amount shall be the Company’s Loss for such Fiscal Year or other period.

     1.62.    “Property” means all the assets contributed to the Company on the Effective Date and which may thereafter be acquired by the Company.

     1.63.    “Put Right” shall have the meaning set forth in Section 5.8.

     1.64.    “Put Right Record Date” shall have the meaning set forth in Section 5.8.

     1.65.    “Real Properties” means those real estate assets contributed to the Company on the Effective Date pursuant to the Contribution Agreements and any additional real properties acquired, directly or indirectly, by the Company after the Effective Date.

     1.66.    Intentionally omitted.

     1.67.    “Redemption Price” shall have the meaning set forth in Section 9.5(b).

     1.68.    “Regulatory Allocations” shall have the meaning set forth in Section 4.3(i).

     1.68.A   “Restated Agreement” means the agreement as restated as of August 1, 2002.

     1.69.    “Sale” means the sale or other disposition of a Company Property to a third party; provided, however, that this term shall not include the pledge, mortgage or encumbrance of a Real Property, or of any interest therein, in connection with the financing, refinancing or other leveraging of such Real Property or otherwise or any assignment of any leases or rents related to such Real Property.

     1.70.    Intentionally omitted.

     1.71.    “Seventh Anniversary Date” means the date that falls on the seventh anniversary of the Effective Date (June 30, 2007).

     1.72.    “Sixth Anniversary Date” means the date that falls on the sixth anniversary of the Effective Date (June 30, 2006).

     1.73.    “Substituted Member” means a Person who is admitted as a Member of the Company pursuant to Section 9.4 in place of and with all the rights of a Member and who is shown as a Member on the books and records of the Company.

     1.74.    “Tax Basis” shall have the meaning set forth in Section 4.4(b).

     1.75.    “Tax Matters Partner” shall have the meaning set forth in Section 3.5.

     1.76.    Intentionally omitted.

     1.77.    “Transfer” (or “Transferred”) means to give, sell, assign, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred a Membership Interest or any interest therein, during life or at death. The word “Transfer,” when used as a noun, shall mean any Transfer transaction.

     1.78.    “Transfer Agent” means such bank, trust company or other Person, including without limitation, the Company, as shall be appointed from time to time by the Board of Managers to act as registrar and Transfer Agent for the Units.

     1.79.    “Transfer Application” means an application and agreement for the transfer of Units, in the form as set forth hereto in Exhibit C, as may be changed, modified, amended, replaced or substituted from time to time as determined by the Board of Managers without the Consent of Members. For purposes of this Agreement, references to Transfer Application shall also include the Transfer Instructions.

     1.80.    “Transfer Instructions” means instructions for the Transfer of Units contained in the form of Transfer Application attached hereto as Exhibit C, as may be amended from time to time in the sole discretion of the Board of Managers.

     1.81.    “Transferee” means any Person to whom Units are Transferred by a Member, or successor in interest, for any reason or by any means.

     1.82.    “Treasury Regulations” means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

     1.83.    “Unit” means, as the context requires, a Preferred Unit or a Common Unit. The term “Units” means the aggregate number of Preferred Units and Common Units held by a Member or Members as the context requires.

     1.84.    “Unit Certificate” means a certificate in such form and containing such other terms as may be adopted from time to time by the Board of Managers in its discretion, issued by the Company evidencing ownership of one or more Units. As of the date of the Restated Agreement (August 1, 2002), all of the Company’s Units are uncertificated.

     1.85.    “Unit Holders” means all Persons who hold Units, shall have the same meaning as the word “Members,” and to the extent applicable, all Assignees.

     1.86.    “Variable Board Size” shall have the meaning set forth in Section 7.2(a).

     1.87.    “Whole Board” shall have the meaning set forth in Section 7.2(a).

ARTICLE 2
THE COMPANY

     2.1.    Formation. Pursuant to the Order, the Initial Members formed the Company as a limited liability company under and pursuant to the provisions of the Act upon the terms and conditions set forth in the Original Agreement. The rights and liabilities of the Members shall be as provided under the Act, the Certificate, and this Agreement. Pursuant to Section 18-209(b) of the Act, the terms and conditions contained in the Contribution Agreements are deemed approved and the Company is authorized and empowered to execute, perform and consummate the transactions contemplated therein without any further approval or Consent from the Members or the Board of Managers.

     2.2.    Company Name. The name of the Company is “JCM Partners, LLC.” The business of the Company shall be conducted under such name or such other names as the Board of Managers may from time to time determine.

     2.3.    The Certificate. The Chief Executive Officer, and any other Person designated by the Board of Managers, shall be an “authorized person” within the meaning of the Act and is hereby authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

     2.4.    Principal Place of Business. The principal place of business of the Company shall be located at 2151 Salvio Street, Suite 325, Concord, CA 94520, or at such location as may hereafter be determined by the Board of Managers. The principal business office, as well as the registered office and the registered agent, of the Company may be changed by the Board of

Managers from time to time in accordance with the then applicable provisions of the Act and any other applicable laws, as well as the terms and conditions of this Agreement.

     2.5.    Registered Office and Registered Agent. The street address of the initial Registered Office of the Company and the Company’s Registered Agent shall be as set forth in the Certificate.

     2.6.    Purposes. The purposes of the Company are (a) to own, exchange, manage, sell and dispose of the Properties and distribute the excess proceeds therefrom to the Members in an orderly manner to attain appropriate investment potential and return to the Members or reinvest such excess proceeds in any type of investment determined appropriate by the Board of Managers; (b) to invest excess funds in any type of investment; (c) to engage in any other activities relating to, and compatible with, the purposes set forth above; and (d) to take such other actions, or do such other things, as are necessary or appropriate as determined by the Board of Managers to carry out the provisions of this Agreement.

     2.7.    Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to

                   (a) invest (at any time during the term of the Company) in real property and in other assets which are designed to accomplish the foregoing purposes or in any manner consistent with the Company’s investment criteria and objectives, and to distribute the proceeds (to the extent permitted by this Agreement) of any Sales by the Company of Company assets;

                   (b) to exercise all of the powers, duties, rights and responsibilities associated therewith;

                   (c) take any and all actions necessary, convenient or appropriate as the holder of any such interests or positions;

                   (d) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, construct, demolish or otherwise dispose of any real property or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

                   (e) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien or encumbrance on any assets of the Company;

                   (f) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

                   (g) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

                   (h) enter into, perform and carry out contracts of any kind necessary to, in connection with or incidental to the accomplishment, of the purposes of the Company;

                   (i) establish reserves for capital expenditures, working capital, debt service taxes, assessments, insurance premiums, repairs, improvements, depreciation, obsolescence and general maintenance of buildings or other property out of the rents, profits or other income received;

                   (j) employ or otherwise engage employees, managers, contractors, advisors and consultants, and pay reasonable compensation for such services, and enter into employee benefit plans of any type;

                   (k) purchase or repurchase Units from any Person for such consideration as the Board of Managers may determine in its sole discretion (whether more or less than the original issuance price of such Unit or the then trading price, if any, of such Unit);

                   (l) enter into rights plans or other plans relating to Units, options or bonuses, and to issue Units, options or warrants thereunder (or other derivatives relating thereto) for any consideration determined by the Board (even if such consideration is less than the market value of such Units);

                   (m) transfer one or more of the Real Properties to one or more single-member limited liability company(ies) which is a disregarded entity for federal income tax purposes and which is wholly-owned by the Company for any purpose reasonably related to the holding of the Real Properties;

                   (n) cause any subsidiary of the Company to vote any Units of the Company held by such subsidiary in the manner provided in Section 6.2(g) hereof; and

                   (o) do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the Company, and have and exercise all of the other powers and rights conferred upon limited liability companies formed pursuant to the Act.

     2.8.    Effectiveness of this Agreement. This Agreement shall govern the operations of the Company and the rights and restrictions applicable to the Members and Assignees, to the extent permitted by law. Pursuant to Section 18-101(7)(a) of the Act: (a) all Initial Members who became Unit Holders pursuant to the Order and all Additional Members who become Unit Holders pursuant to the terms of this Agreement shall be bound by the provisions of this Agreement and shall be admitted as Members at such times as such Persons become Unit Holders of record; (b) each Transferee shall be bound by the provisions of this Agreement and shall be admitted as an Assignee upon full compliance with the transfer provisions of Article 9 of this Agreement; and (c) each such Assignee who is admitted as a Substituted Member in accordance with the terms of this Agreement shall have the rights, duties and obligations of a Member hereunder.

ARTICLE 3
CLASSES OF UNITS; ADMISSIONS OF MEMBERS; CAPITALIZATION

     3.1.    Classes of Units.

                   (a) The Company shall have the authority to issue a total of three hundred million (300,000,000) Units for all classes, as follows:

                         (i) Up to twenty-five million (25,000,000) Units may be designated by the Board of Managers as Preferred Units, and

                         (ii) Any Units not then designated as Preferred Units pursuant to Section 3.1(a)(i) shall be authorized for issuance as Common Units.

                   (b) The Board of Managers may issue authorized, but unissued Common Units under such circumstances and for such consideration as approved by the Board of Managers, except that the issuance of Common Units to officers, directors, employees, or agents of the Company for compensatory or incentive-based performance shall be limited as set forth in Section 3.2(b)(1).

                   (c) Subject to the conditions in this Section 3.1, the Board of Managers may issue authorized, but unissued Preferred Units in one or more series as the Board of Managers may determine from time to time for such consideration and under such circumstances as the Board of Managers may approve.

                   (d) The Board of Managers is authorized to fix the number of Units of any series of Preferred Units and to determine the designation of such series.

                   (e) Subject to the Protective Provisions for the Common Units (as defined in Section 3.1(e)(i) below) and Preferred Units (as defined in Section 3.1(e)(ii) below), the Board of Managers has the power, in its sole discretion, to establish the rights, privileges, preferences and restrictions of any series of Preferred Units as subordinate to, equal with or senior to (including, without limitation, provisions with respect to voting rights; allocations of Profits and Losses; distributions of all kinds, including Cash from Operations, Cash from Sales, upon dissolution, liquidation, or winding-up of the Company; and redemption) any of those of any present or future class or series of Preferred Units or Common Units.

                         (i) As used in this Section 3.1(e), “Protective Provisions” means with respect to the Common Units as follows:

                             1. Priority for Mandatory Monthly Distributions. The Mandatory Monthly Distributions (as defined in Section 5.1(a) herein) shall be paid in full each month prior to payment of any distributions on any series of Preferred Units.

                             2. Class Vote. The Members constituting the holders of the Common Units, voting as a separate class, shall at all times have the right as a separate class to vote on the following matters:

                                 A. To vote on the matters set forth in Section 6.2(b) (voting on certain mergers and consolidations and voting on dissolution of the Company); and

                                 B. Except where an action may be taken by the Board of Managers alone, to amend, modify or supplement this Agreement, as set forth in Section 12.4(i) and (iii).

                         (ii) As used in this Section 3.1(e), “Protective Provisions” means, with respect to any Preferred Units that may come into existence, those explicit terms set forth in the applicable Certificate of Designations (as described in Section 3.1(f) below) as having a priority or other special treatment vis-à-vis the Common Units or any other series of Preferred Units (in existence or created in the future).

                         (iii) If there is a conflict between the Protective Provisions for the Common Units and the Protective Provisions for the Preferred Units, the conflict shall be resolved in the manner most favorable to the Common Units.

                   (f) The Board of Managers shall create each series of Preferred Units by approving a Certificate of Designations that sets forth the terms of the Preferred Units. The Certificate of Designations shall be signed by the Chief Executive Officer of the Company. Upon approval by the Board of Managers and execution of the Certificate of Designations by the Chief Executive Officer, this Agreement shall automatically be deemed amended to give effect to the terms set forth in the Certificate of Designations. The Company may thereafter prepare a Restated Agreement that reflects the amendments to the Agreement caused by the Certificate of Designations.

                   (g) The Board of Managers may effect a split or reverse split of Units of any class, by adopting a resolution thereto. If the Board of Managers determines that it is necessary or desirable to make any filings under the Act or otherwise in order to reference the existence of such a split or reverse split, the Board of Managers may cause such filings to be made, which filings might take the form of amendments to the Certificate; provided, however, that, unless specifically required by the Act, no approval or Consent of any Member shall be required in connection with the making of such filing.

                   (h) Subject to this Agreement, the Bylaws and actions taken by the Board of Managers (as authorized by this Agreement and the Bylaws):

                         (i) each Member constituting the holder of Common Units shall be entitled to one vote for each Common Unit held by such Member on each matter on which the Common Units are entitled to vote;

                         (ii) the Members constituting the holders of the Common Units shall have the right to vote as a separate class on those matters set forth in Section 3.1(e) (referring to the matters in Sections 6.2(b) and 12.4); and

                         (iii) the Members constituting the holders of the Preferred Units shall be entitled to vote as a separate class on the matters set forth in Sections 6.2(b) and 12.4 or in any applicable Certificate of Designations and shall have such other voting rights as set forth in the applicable Certificate of Designations.

                   (i) Any Units repurchased by the Company, by redemption or repurchase, shall be deemed cancelled and shall be returned to the status of authorized but unissued Units of the applicable class. Units repurchased by a subsidiary of the Company shall not be deemed cancelled, shall remain outstanding and shall be voted in accordance with Section 6.2(g).

                   (j) Notwithstanding any other provisions of this Agreement, the Board of Managers may amend this Agreement to the extent required to allow the Board of Managers to exercise the powers granted to it by this Section 3.1.

     3.2.      Members.

                   (a) On the Effective Date, the Company issued:

                             (1) Membership Interests to the Initial Members in exchange for the receipt of the Properties identified in the Contribution Agreements. The initial Capital Account for each Initial Member was deemed to be equal to the agreed upon value of the Units issued to such Member on the Effective Date. The number of Units of each class and series issued to the Initial Members was pursuant to the Order and the Contribution Agreements. Each of the Initial Members was automatically and without any further act admitted as a Member of the Company on the Effective Date.

                             (2) A profits interest for ten (10) Common Units to Connolly (the “Connolly Units”), who was automatically and without any further act admitted as a Member of the Company on the Effective Date. The agreed upon value of and the initial Capital Account for such Common Units was zero dollars ($0). Notwithstanding anything to the contrary herein, (i) while Connolly was an employee, Manager, or officer of the Company, Connolly was required not to Transfer the Connolly Units to any Person, other than the Company, and (ii) the Board of Managers was able to reduce, in any reasonable manner, the proportionate distributions (whether current or liquidating) otherwise applicable with respect to the Connolly Units to take into account the difference in the per-Unit fair market value of the Common Units held by other Members on the Effective Date and the fair market value of the profits interest Common Units held by Connolly on the Effective Date.

                   (b) The Board of Managers may in its sole discretion and without the Consent of Members cause the Company to issue additional:

                             (1) Common Units to officers, directors, employees, or agents of the Company for compensatory or incentive-based performance, including, without limitation, the issuance of Common Units pursuant to options, rights, warrants or appreciation rights; provided, however, that the aggregate number of Common Units issued for or subject to such purposes shall not exceed one percent (1%) of the number of Common Units issued to the Initial Members on the Effective Date, as such number may be appropriately adjusted to account for splits or reverse splits of Units.

                             (2) Common Units and Preferred Units to any Person claiming to be a Class 22 or 23 Investor as identified in the Order, or related party, whose claim or action is not finally determined until after the Effective Date whether by way of settlement, judgment, or otherwise.

     3.3.      Capital Accounts. A separate capital account (a “Capital Account”) has been and shall be established and maintained for each Member, including any Substituted Member or Additional Member who shall hereafter acquire a Membership Interest, in accordance with the following provisions:

                   (a) To each Member’s Capital Account there shall be credited the fair market value of the property contributed to the Company by such Member (pursuant to Section 3.2 hereof, or otherwise) such Member’s allocable share of Profit, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

                   (b) To each Member’s Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed or deemed distributed to such Member pursuant to any provision of this Agreement, such Member’s allocable share of Loss, and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

                   (c) If any asset of the Company is distributed in kind, the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to the greater of (i) the fair market value of such asset, or (ii) the fair market value of any nonrecourse debts to which such asset is then subject, in each case as determined by the Board of Managers. If at any time after the date of this Agreement, the Book Value of any Company asset is adjusted pursuant to the last sentence of the definition of Book Value set forth in Article 1 hereof, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustments, as if the Company recognized Profit or Loss equal to the respective amounts of such aggregate net adjustments.

                   (d) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) and Section 1.704-2 of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                   (e) A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company, except as provided in Article 5 hereof, nor shall a Member be entitled to make any loan or Capital Contribution to the Company other than as expressly provided herein.

                   (f) No Member shall have any liability for the return of the Capital Contribution of any other Member. A Member who has more than one class of interest in the Company may have a separate Capital Account for each different class of interest owned.

     3.4.      Transfer of Capital Accounts. The Capital Account of any Member whose Membership Interest shall be increased by means of the Transfer to it of all or part of the Units of another Member shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then-Member shall include a Capital Contribution or distribution previously made by or to any prior Member on account of the Units of such then-Member.

     3.5.      Tax Matters Partner.

                   (a) The “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code) shall have all of the powers that accompany such status (except as otherwise provided in this Agreement). To the extent reasonably practicable, the Tax Matters Partner shall obtain approval of the Board of Managers prior to taking any action in his capacity as the Tax Matters Partner. Notwithstanding the foregoing, if the Tax Matters Partner reasonably believes in good faith that an action must be taken without first receiving the approval of the Board of Managers on account of time limitations, such action may be taken without first receiving the approval of the Board of Managers, but the Tax Matters Partner shall promptly thereafter inform the Board of Managers of such action.

                   (b) The Tax Matters Partner or any successor shall serve at the pleasure of the Board of Managers and may be removed at any time for any reason or no reason. A successor Tax Matters Partner may be any Person selected by the Board of Managers who is qualified to hold such position under the applicable Treasury Regulations. Notwithstanding Section 7.2(d), the Tax Matters Partner may receive such compensation as the Board of Managers determines for acting as the Tax Matters Partner.

                   (c) Promptly following written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, defend (with counsel reasonably satisfactory to the Tax Matters Partner), indemnify and hold the Tax Matters Partner harmless from and against any and all reasonable expenses, including reasonable legal and accounting fees, penalties, claims, liabilities, losses and damages incurred which arise out of or relate to any action or inaction in his capacity as Tax Matters Partner which is made in good faith and in a manner the Tax Matters Partner reasonably believed to be in the best interests of the Company and the Members. For purposes of this Section 3.5, the fact that an action, omission to act or decision is taken on the advice of a professional tax advisor shall be evidence of good faith. The provisions of Section 3.5 shall survive the termination of the Company or the removal, resignation or termination of the Tax Matters Partner and shall remain binding on the Company and Members for as long a period of time as is necessary to resolve with the IRS any and all matters regarding the federal income taxation of the Company or the Members.

ARTICLE 4
ALLOCATIONS

     4.0.      Rights of Preferred Units. The allocation procedures in this Article 4 may be modified by the Certificate of Designations creating any series or multiple series of Preferred Units as set forth in Sections 3.1(e) and (f).

     4.1.      Allocation Procedures. Within forty-five (45) days after the end of each calendar month, the Company shall conduct an interim closing of the books as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, Profits and Losses for such month shall be determined in accordance with the accounting methods followed by the Company for federal income tax purposes. Such month-end allocations are subject to normal and usual year-end adjustments as determined by the Tax Matters Partner.

     4.2.      Allocations of Profits and Losses. Subject to Section 4.3, all allocations to the Members of items included within the Company’s Profits and Losses attributable to each calendar month shall be allocated solely among the Members recognized as Members as of the first day of that calendar month as follows:

                   (a) The Profits and Losses shall be allocated to the Unit Holders in accordance with their respective Percentage Interests.

                   (b) The Tax Matters Partner is authorized to make reasonable determinations regarding the allocation of Profit and Loss under this Section 4.2, including determinations relating to the calculation of Profit or Loss, and such other items of the Company’s income, gain, loss, deduction and credit as may be appropriate to carry out the intent of this Section 4.2.

     4.3.      Special Allocations.

                   (a) Notwithstanding any other provision of this Agreement, to the extent an allocation of Profit or Loss or any item thereof to any Member pursuant to Section 4.2 of this Agreement would be in violation of the requirements of the Treasury Regulations under Section 704(b) of the Code, the Tax Matters Partner shall comply with the requirements of such Treasury Regulations and adjust such allocations to comply with such requirements in a manner that will, in the reasonable judgment of the Tax Matters Partner, have the least effect on the amounts to be allocated and distributed under this Agreement. The Members agree that if this Section 4.3(a) becomes applicable, the Tax Matters Partner is authorized to review and adjust the allocations made pursuant to Section 4.2 of this Agreement without the Consent of Members.

                   (b) In the event a Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) that causes or increases an Adjusted Capital Account Deficit, items of Profit shall be specially allocated to such Member so as to eliminate such negative balance as quickly as possible. This subparagraph is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                   (c) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain to the extent required by Treasury Regulations Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (j)(2) of the Treasury Regulations. This subparagraph is intended to comply with the minimum gain chargeback requirement in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

                   (d) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with

Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member’s share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1.704-2(i) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Treasury Regulations. This subparagraph is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts to be allocated to each Member pursuant hereto.

                   (e) Partner Nonrecourse Deductions for any Fiscal Year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Members that bear the economic risk of loss for such Partner Nonrecourse Debt as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Treasury Regulations.

                   (f) Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Percentage Interests.

                   (g) In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(g) shall be made only if any to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been made as if Section 4.3(b) and this Section 4.3(g) were not in the Agreement.

                   (h) Losses allocated pursuant to Section 4.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to Section 4.1 hereof, the limitation set forth in this Section 4.3(h) shall be applied on a Member by Member basis and losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                   (i) The allocations set forth in Sections 4.3(b) through 4.3(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.3(i). Therefore, notwithstanding any other provision of this Section 4.3 (other than the Regulatory Allocations), the Tax Matters Partner shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital

Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 4.2.

     4.4.      Tax Allocations and Other Matters.

                   (a) For federal income tax purposes, except as otherwise provided in this Section 4.4, each item of Profit, gain, Loss and deduction of the Company shall be allocated among the Members in the same proportion as the corresponding items are allocated pursuant to Sections 4.2 and Section 4.3 hereof.

                   (b) In the event that the Book Value of any asset contributed to and held by the Company differs from its basis for federal income tax purposes (“Tax Basis”), allocations of income, gain, loss or deduction with respect to such asset shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder. The Tax Matters Partner may elect any reasonable method or methods for making such allocations.

                   (c) If the Book Value of any asset of the Company is adjusted pursuant to Section 1.10 hereof, subsequent allocations of Profit, gain, Loss and deductions with respect to such asset shall take into account any variation between the Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and the Treasury Regulations thereunder.

                   (d) If the Company is required by the IRS to change the method of allocating for the difference between the Tax Basis and the Book Value of the Real Properties, the Tax Matters Partner may change or amend the method of allocating such difference as required by the IRS or upon receiving the advice of its tax advisors that a change is necessary to comply with applicable law, and any such change may be made without obtaining further Consent or approval of the Members.

                   (e) The Tax Matters Partner shall have the sole discretion to make special allocations of items of income, gain, loss and deductions that are consistent with the principles of Section 704(c) of the Code and to amend the provisions of this Agreement (without Member Consent), as appropriate, to reflect the proposal or promulgation of Treasury Regulations under Subchapter K of the Code. The Tax Matters Partner may adopt and employ such methods for

                         (i) the maintenance of capital accounts for book and tax purposes,

                         (ii) the determination and allocation of adjustments under Sections 704(c), 734, 743, and 755 of the Code,

                         (iii) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code,

                         (iv) the determination of the identities and tax classification of Members,

                         (v) the provision of tax information and reports to the Members,

                         (vi) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis,

                         (vii) the allocation of asset values and Tax Basis,

                         (viii) conventions for the determination of depreciation, cost recovery and amortization deductions and the adoption and maintenance of accounting methods,

                         (ix) the recognition of the Transfer of Units, and

                         (x) tax compliance and other tax-related requirements, including without limitation, the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law.

If an election is made under Code Section 754, in determining the aggregate adjustments under Section 734(b) to common basis of Property on account of distributions to Members, the Tax Matters Partner may use any reasonable method to estimate the outside tax basis of Members and the gain or loss resulting therefrom on account of a current or liquidating distribution, and in determining the aggregate adjustments to the tax basis of Property relating to the Member under Section 743(b) of the Code, the Tax Matters Partner may use any reasonable method to determine the fair market value of the Units Transferred, including, but not limited to, a Transfer of Units on account of the death of the Member. The Tax Matters Partner shall have the authority, in its discretion, to allocate Company liabilities among the Members in accordance with Section 752 of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE 5
DISTRIBUTIONS, REDEMPTIONS AND PUT OPTION

     5.1.      Mandatory Distributions to Common Units Holders.

                   (a) Beginning in July, 2002, the Company shall make a monthly distribution to the Common Unit Holders in an amount equal to 1/12 of $0.0775 (seven and 3/4 cents) per Common Unit (the “Mandatory Monthly Distributions”). The Mandatory Monthly Distributions may be from Cash From Operations or Cash From Sales, or both. If the Company fails, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner (“Overdue Mandatory Monthly Distributions”), the Company shall begin liquidating its Properties (which may or may not include its Real Properties) as quickly as commercially reasonable and shall pay the Common Unit Holders interest on any Overdue Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its Properties when the Company no longer has any Overdue Mandatory Monthly Distributions.

                   (b) The Mandatory Monthly Distributions shall be paid to the holders of record as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a Member in any other manner agreed to in writing by a Member (e.g., by wire transfer).

                   (c) The Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Mandatory Distribution Termination Event”):

                       (i) The monthly record date immediately prior to the dissolution of the Company pursuant to Section 10.1; or

                       (ii) The closing of a Change of Control Merger or Consolidation (as defined below).

A “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

     5.2.      Distributions of Cash Generally. If the Board of Managers declares a distribution (in addition to the Mandatory Monthly Distributions set forth in Section 5.1) payable on a Distribution Date, such distribution may be from Cash From Operations or Cash From Sales, or both (collectively, “Additional Distributions”). The Common Unit Holders as of the Distribution Date shall be entitled to receive all such distributions which the Board has declared, with each Common Unit Holder entitled to participate receiving a pro-rata portion (with reference to the number of Common Units then held by such Common Unit Holder to the total number of Common Units entitled to participate then held by all Persons) of such available distributions, except as set forth in the next sentence. The Preferred Unit Holders shall not be entitled to participate in any Additional Distributions or limit any Additional Distributions, unless the Certificate of Designations creating a series (or multiple series) of Preferred Units grants the series (or multiple series) of Preferred Units (i) a right to participate in the Additional Distributions, (ii) a right over the Common Units with respect to Additional Distributions, or (iii) otherwise limits the payment of Additional Distributions to the Common Units.

     5.3.      Intentionally Deleted.

     5.4.      Distributions Relating to Liquidation Events. Upon the dissolution, liquidation or winding-up of the Company, after satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment therefor), the balance, if any, of the Company’s assets (including cash or in-kind property as determined by the liquidator selected by the Board of Managers) shall be distributed first proportionately to the Preferred Unit Holders to the extent set forth in the Certificate of Designations creating each series of Preferred Units, and second to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

     5.5.      Priority. Notwithstanding any other provision of this Agreement, it is specifically acknowledged and agreed by each Member that the Company’s failure to pay any amounts to such Member, whether as a distribution, redemption payment or otherwise, even if such payment is specifically required hereunder, shall not give such Member creditor status with regard to such unpaid amount; but rather, such Member shall be treated only as a Member of whatever class such Person is a Member, and not as a creditor, of the Company. This Section 5.5 is, as permitted by Section 18-606 of the Act, intended to override the provisions of Section 18-606 of the Act relating to a member’s status and remedies as a creditor, to the extent that such provisions would be applicable in the absence of this Section 5.5.

     5.6.      Withholding.

                   (a) With respect to any withholding tax or other similar tax liability or obligation to which the Company may be subject as a result of any act or status of any Member or to which the Company becomes subject with respect to any Unit, the Company shall have the right to withhold amounts distributable to such Member or with respect to such Units, to the extent of the amount of such withholding tax or other similar tax liability or obligation, pursuant to the provision contained in Section 5.6(b).

                   (b) Each Member hereby authorizes the Company to withhold from, or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Tax Matters Partner determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Board of Managers that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member; or (ii) the Board of Managers determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member.

     5.7.      Distribution Limitation. Notwithstanding any other provision of this Agreement: (a) neither the Company, nor the Board of Managers on behalf of the Company, shall make a distribution to any Member on account of its Units if such distribution would violate the Act or other applicable law, and (b) no distribution shall be made to any Unit Holder that would result in such holder having a deficit balance in its Capital Account until such time as the balance of each Unit Holder’s Capital Account is zero.

     5.8.      Common Unit Holder Put Option. Each Common Unit Holder owning Common Units as of the Fifth Anniversary Date (the “Put Right Record Date”) will have the right (the “Put Right”) to require the Company to redeem some or all such Member’s Common Units for the Exercise Price (defined below) on the Seventh Anniversary Date. The Exercise Price and the manner of exercising the Put Right are as follows:

                   (a) Within twenty (20) days after the Put Right Record Date the Company shall send a notice (“Exercise Notice”) by first class mail to all Common Unit Holders of record informing such Common Unit Holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Put Right(s).

                   (b) Each Common Unit Holder who desires to exercise its Put Right(s) shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Fifth

Anniversary Date, on an exercise form to be prepared by the Company and delivered to the Common Unit Holders concurrent with the Exercise Notice. Any Common Unit Holder who fails to timely exercise their Put Right will forfeit such Put Right(s).

                   (c) The “Exercise Price” for each Common Unit will be determined as follows:

                         (1) Within ninety (90) days preceding the Put Right Record Date the Company will obtain an appraisal on each of its Real Properties from one or more MAI appraisers to be selected by the Board of Managers, and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets; such appraisals collectively referred to as the (“Appraisals”).

                         (2) The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the value of the issued and outstanding Common units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s Properties), and using the profit and loss allocation provisions of Article 4 of this Agreement and otherwise in accordance with Generally Accepted Accounting Principles, all of which may be determined by the Board of Managers pursuant to specific written instructions to the CPAs.

                         (3) The total value of the Common Units as calculated by the CPAs shall then be divided by the total number of Common Units then outstanding. This resulting amount is the Exercise Price for each Common Unit, and, if accepted by the Board of Managers, shall be final and incontestable.

                   (d) All distributions distributed to electing Common Unit Holders subsequent to the Put Right Record Date will be credited against the Exercise Price. The Percentage Interest of remaining Members shall be equitably adjusted, as determined by the Board of Managers in its discretion, to account for the reduced number of Common Units outstanding. The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the Common Unit Holder endorse and return any Certificates in their possession and execute and deliver transmittal letters and assignments separate from certificate, as a condition precedent to distributing the Exercise Price to such Common Unit Holders.

                   (e) If a sufficient number of Common Unit Holders exercise their Put Rights, the continued operation of the Company beyond the Seventh Anniversary Date may not be reasonably feasible. Therefore, no later than the Sixth Anniversary Date, the Board of Managers will meet to determine whether the Company should continue operations beyond the Seventh Anniversary Date. If the Board of Managers determines in its sole discretion that the Company’s operations should not continue beyond the Seventh Anniversary Date the following will occur:

                         (1) The Put Rights shall be null and void, and no Common Unit Holder will be entitled to receive the Exercise Price.

                         (2) All of the Company’s Properties will be sold as soon as practicable, but in no event later than the Seventh Anniversary Date.

                         (3) All owners of Common Units (including, without limitation, Common Unit Holders who exercised their Put Right(s)), will receive the liquidation distributions to which they are entitled under this Agreement.

                         (4) The Company will inform all owners of Common Units of this decision within thirty (30) days after the Sixth Anniversary Date.

ARTICLE 6
MEMBERS

     6.1.      Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. The Members shall not be required to lend any funds to the Company. Each of the Members shall be liable to make payment of his, her or its respective contributions, if any, pursuant to the Contribution Agreements and other payments as expressly provided in this Agreement. If, and to the extent, a Member’s contribution shall be fully paid by complying with the Contribution Agreements, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions.

     6.2.      Voting Rights of Members; Authority of Board of Managers.

                   (a) The Board of Managers, in its sole discretion, has full, complete and exclusive right, power and authority in the management and control of the Company’s business to do any and all things necessary to effectuate the purpose of the Company, except as expressly set forth herein. The members of the Board of Managers shall devote such time as is necessary to the affairs of the Company, and shall receive such compensation from the Company and such reimbursement for expenses as is permitted by this Agreement and the Bylaws. No Person dealing with the Board of Managers shall be required to determine its authority to make any undertaking on behalf of the Company or to determine any facts or circumstances bearing upon the existence of such authority.

                   (b) Notwithstanding Section 6.2(a) above, but subject to Section 10.1(a), any merger or consolidation of the Company (where the Company is not the surviving Entity) or vote to dissolve the Company must, (i) receive the approval of the Board of Managers, and (ii) receive the Consent of more than fifty percent (50%) in interest of each class of the total then outstanding Units (or such greater percentage as is then required under the Act). The Company may, but is not required to, provide and implement procedures for appraisal rights for dissenting Members, and if so provided in a merger agreement, may contain any provisions reasonably determined by the Board of Managers.

                   (c) The annual meeting of the Unit Holders of the Company for the election of Managers and for the transaction of such other business as properly may come before such meeting shall be held in accordance with the Bylaws. The Bylaws shall govern matters relating to, among other things, annual and special meetings, notice, waiver of notice, adjournment, proxies, written consents, procedures, and telephonic meetings, to the extent not inconsistent with this Agreement.

                   (d) Notwithstanding any other provision of this Agreement, Members have voting rights with respect to a particular matter (to the extent provided herein with regard to categories of Members permitted to vote on particular matters, and otherwise) only after such matter has first been approved by the Board of Managers, except with regard to (i) the removal of a Manager (and the election of a replacement therefor) as provided in this Agreement, (ii) the amendment of this Agreement, and (iii) any matter presented at a special meeting of Members called upon the written request of holders of at least ten percent (10%) of the outstanding Units.

                   (e) For purposes of this Agreement, in order for a meeting of Members to be considered duly held with regard to a particular question, a quorum of more than fifty percent (50%) in interest of the Units which are entitled to vote at such meeting on the particular question must be present (in person or by proxy). Except as specifically provided otherwise in this Agreement or in any Certificate of Designations, all Members shall vote as one class.

                   (f) A Unit Holder shall be entitled to cumulate votes either (i) by giving one (1) candidate for the office of Manager a number of votes equal to the number of Managers to be elected by that class of Unit Holders multiplied by the number of votes to which that Unit Holder’s Units are normally entitled, or (ii) by distributing the Unit Holder’s votes on the same principle among as many candidates as the Unit Holder thinks fit, if the candidate or candidate’s names have been placed in nomination prior to the voting and the Unit Holder has given notice at least ten (10) days prior to the voting of the Unit Holder’s intention to cumulate the Unit Holder’s votes. If any one Unit Holder has given such a notice, then every Unit Holder entitled to vote may cumulate votes for candidates in nomination. The candidates receiving the highest number of affirmative votes, up to the number of Managers to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect. Cumulative voting shall not be required or allowed for any other matter voted upon by the Unit Holders other than the election or removal of Managers. No Manager may be removed from the Board, without cause, if the votes against his removal would be sufficient to elect such Manager if such votes were voted cumulatively at a meeting where all Managers, other than the CEO-Manager, are being elected. Subject to Section 7.2(b), with respect to vacancies, Managers may not be elected by written consent, and instead, may be elected only by a vote at a meeting of Members.

                   (g) On any issue on which Members are entitled to vote at a meeting or by written consent, the Company shall cause any Units of the Company owned by any subsidiary of the Company to be voted, either at a meeting or by written consent, in the same proportion for and against any proposition as Units held by Members who are not subsidiaries of the Company are voted for and against that proposition (without regard to abstentions), and the Company shall cause Units owned by any such subsidiary of the Company not to be voted with respect to the election of Managers. For this purpose, a subsidiary of the Company shall be deemed to be any corporation or other legal entity of which the Company owns fifty percent (50%) or more of the ownership interest or power to vote.

ARTICLE 7
MANAGERS AND OFFICERS

     7.1.     General Powers of Managers.

               (a)  Except as may otherwise be provided by the Act or by this Agreement, the property, affairs and business of the Company shall be managed by or under the direction of the Board of Managers. The Board of Managers may exercise all the powers of the Company (including but not limited to deciding whether to make any tax elections), and the Members shall have no right to act on behalf of or bind the Company. The Board of Managers shall have the power and authority, on behalf of the Company, to (i) hire employees and such other agents, who may be designated as officers, consultants and Persons necessary or appropriate to effectuate the purpose of the Company, and (ii) delegate to one or more Persons (or to committees of the Board of Managers) its rights and powers to manage and control the affairs of the Company. Such delegation may be in the Bylaws or by a management agreement or other agreement with such Persons and such delegation shall not cause the Managers to cease to be “managers” (within the meaning of the Act) of the Company. The management agreement or other agreement may designate a Person or Persons to be “managers” (within the meaning of the Act) of the Company. The officers other than the CEO-Manager shall not be “managers” (within the meaning of the Act) of the Company. The Managers shall act only as a Board, and the individual Managers shall have no power as such in his or her capacity as a Manager. Subject to the provisions of this Agreement and the Bylaws with regard to the Board of Managers, the approval of a matter by a majority of the Managers present at a meeting at which a quorum is present shall constitute approval by the Board of Managers (or, in the case of a written Consent without a meeting, the approval of a matter by all of the Managers shall constitute approval by the Board of Managers.)

               (b)  No contract or transaction among the Company and one or more of its Affiliates, Managers or officers, or among the Company and any other Entity in which one or more of the Company’s Affiliates, Managers or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Manager or officer is present at or participates in the meeting of the Board of Managers or of a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                         (1)  The material facts as to such Affiliate’s, Manager’s or officer’s relationship or interest as to the contract or transaction are disclosed or are known to the Board of Managers or the committee, and the Board of Managers or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Managers, even though the disinterested Managers be less than a quorum; or

                         (2)  The contract or transaction is fair as to the Company.

          Interested Managers may be counted in determining the presence of a quorum at a meeting of the Board of Managers or of a committee which authorizes the contract or transaction.

          7.2.      Number and Term of Office of Managers.

                     (a)  The number of seats constituting the entire Board of Managers shall be at least seven (7) (the “Minimum Size”), and no more than thirteen (13) (the “Maximum Size”). The range from the Minimum Size to the Maximum Size is referred to herein as the “Variable Board Size.” The size of the Board of Managers at any particular time shall be referred to herein as the “Whole Board.” The size of the Whole Board is currently ten (10). The Board of Managers may, by a resolution of the Board of Managers, change the number of seats constituting the Whole Board to any number of seats within the Variable Board Size. The Variable Board Size may only be changed if:

                          (i)  the change has first been approved by a resolution of a majority of the Whole Board and recommended to the Unit Holders, and

                          (ii)  thereafter, the change has been approved by the affirmative Consent of more than fifty percent (50%) in interest of all of the Units.

                    (b)  Each Manager (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal. Any vacancies on the Board of Managers may be filled only by a majority of the Board of Managers then in office. A Manager shall not be required to be a Member or a resident of the State of Delaware, California, or any other state. The Chief Executive Officer shall sit as a Manager and occupy one of the seats on the Board, but shall be subject to removal and replacement solely by the Board of Managers with or without cause for any or no reason, subject to the rights, if any, of the CEO-Manager under a contract of employment or management services agreement. The remaining Managers shall be elected by the Members (except as necessary to fill vacancies) and are referred to herein as the “Elected Managers.”

                    (c)  The Elected Managers shall be divided into three (3) groups with respect to their term of office. Each group of Elected Managers shall contain as near as possible one-third (1/3) of the Elected Managers. Immediately after this provision becomes effective (the “Group Term Effective Date”), the Elected Managers shall consist of the following groups, who shall serve for the following terms:

Group	Initial Term	Subsequent Terms

Group I	From the Group Term Effective Date until the annual meeting of the Members in 2003 (i.e., for a one-year initial term).	After their initial term, the Group I Managers shall serve until the annual meeting of Members held three years after their election. (Accordingly, the Group I Managers will be up for election in 2003, 2006, 2009, etc.)

Group II	From the Group Term Effective Date	After their initial term, the Group II Managers shall serve

	until the annual meeting of the Members in 2004 (i.e., for a two-year initial term).	until the annual meeting of Members held three years after their election. (Accordingly, the Group II Managers will be up for election in 2004, 2007, 2010, etc.)

Group III	From the Group Term Effective Date until the annual meeting of the Members in 2005 (i.e., for a three-year initial term).	After their initial term, the Group III Managers shall serve until the annual meeting of Members held three years after their election. (Accordingly, the Group III Managers will be up for election in 2005, 2008, 2011, etc.)

          No decrease in the number of Elected Managers shall have the effect of shortening the term in office of any incumbent Elected Manager. The Members shall be entitled to amend this Section 7.2(c) to eliminate the grouping of the Managers or to otherwise modify the grouped terms of the Managers; however, no such amendment shall have the effect of shortening the term in office of any incumbent Elected Manager.

                       (d)  The Elected Managers shall be reimbursed for reasonable expenses incurred in connection with performing their duties as Managers and may be paid compensation as determined by the Board of Managers. The CEO-Manager shall be compensated on terms approved by the Board of Managers.

          7.3.      Officers. Pursuant to the Bylaws, the Company will have officers, who need not be employees of the Company, who will have the rights and be subject to the restrictions provided therein.

ARTICLE 8
LIMITATIONS ON LIABILITY AND INDEMNIFICATION

                      (a)  No Manager or officer of the Company shall be liable, responsible or accountable for damages or otherwise to the Company or any of the Members for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such Person. For purposes of this Article 8, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

                     (b)  To the fullest extent permitted by law, all Managers and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys’ fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or knowingly illegal conduct of such Person; provided, however, that any indemnity shall be paid out of the assets of the Company only (or any insurance proceeds available therefor), and no Member shall have any personal liability on account thereof.

                    (c)  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or knowingly illegally.

                    (d)  The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Members or Managers, the Order, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a Person.

                    (e)  Any repeal or modification of this Article 8 shall not adversely affect any right or protection of a Manager or officer of the Company existing at the time of such repeal of modifications.

               The Company may, if the Board of Managers of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company’s Managers and officers, or enter into indemnification agreements with such Managers and officers, relating to the liability of such Persons.

ARTICLE 9
TRANSFERS OF INTERESTS; ADMISSION OF NEW MEMBERS

          9.1.      Transfers Generally. No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 9 and the Transfer Application. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 9 shall be null and void. The Transfer of any Membership Interests and the admission of any new Member shall not constitute an amendment to this Agreement. In accordance with the terms of this Agreement, the Board of Managers may, from time to time adopt, repeal, add or replace provisions of the Bylaws to implement the provisions of this Article 9. From time to time, the Company may, in its sole discretion, adopt, amend or replace procedures for determining the date to recognize a Transfer of Units, notwithstanding (i) the receipt of a duly executed Transfer Application subsequent to the date of the Transfer, or (ii) the receipt of notice in appropriate form in accordance with applicable law of a Transfer by operation of law subsequent to the date of the Transfer. The Company may conclusively rely upon any Transfer Application that is completed in material conformity with the instructions thereto or any other evidence of authority described in the Transfer Instructions, without any duty to investigate or inquire into the validity or veracity of the Transfer.

          9.2.      Registration and Transfer of Membership Interests.

                    (a)  The Company shall keep or cause to be kept on behalf of the Company a register in which, subject to such reasonable regulations as it may prescribe from time to time and subject to the provisions of Section 9.3, the Company will provide for the registration and transfer of Membership Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and Transfers of such Units as herein provided. The

Company shall not recognize Transfers of Unit Certificates evidencing Membership Interests unless such Transfers are effected in the manner described in this Article 9.

                    (b)  Except as otherwise provided in Section 9.3:

                              (1)  If the Company delivers physical possession of the Unit Certificates to the Members: The Company shall not recognize any Transfer of Membership Interests until the Unit Certificates evidencing such Membership Interests are surrendered for registration of transfer and such Unit Certificates are accompanied by a Transfer Application duly executed by the Transferee (or the Transferee’s attorney-in-fact duly authorized in writing). Upon surrender of a Unit Certificate and delivery of the duly executed Transfer Application, the appropriate officers on behalf of the Company shall execute and deliver, and in the case of Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated Transferee or Transferees, as required pursuant to the holder’s instructions, one or more new Unit Certificates evidencing the same aggregate number and type of Membership Interests as was evidenced by the Unit Certificate so surrendered.

                              (2)  If the Company retains physical possession of the Unit Certificates: Notwithstanding Section 9.2(b)(1), the Board of Managers may, in its sole discretion, retain (or cause the Transfer Agent to retain) physical custody of all original Unit Certificates, and in such case, the Company (or the Transfer Agent) shall provide only a photostat copy of the Unit Certificates to the Unit Holders of record. In such case, the Company shall not recognize any Transfer of Membership Interests until the Transfer Application has been duly executed and delivered to the Company by the Transferee (or the Transferee’s attorney-in-fact duly authorized in writing). The Transfer Agent shall countersign and retain physical possession of, in the name of the holder or the designated Transferee or Transferees, as required pursuant to the holder’s instructions, one or more new Unit Certificates evidencing the same aggregate number and type of Membership Interests as was evidenced by the Unit Certificate so surrendered.

                              (3)  No charge shall be imposed by the Company for such Transfer; provided, that as a condition to the issuance of any new Unit Certificate under this Section 9.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. If a Transferee fails to notify the Company of a Transfer within the time period specified in the Transfer Application, the Company may charge such Transferee, or successor in interest, a reasonable fee for any additional costs incurred by the Company as a consequence thereof, which fee will be deducted from any distributions otherwise to be made to such Transferee.

                    (c)  Until admitted as a Substituted Member pursuant to Section 9.4, the Transferee of a record holder of a Membership Interest who has properly executed and delivered a Transfer Application to the Company shall be an Assignee in respect of such Membership Interest. Members may include custodians, nominees of any other individual or entity in its own or any representative capacity.

                    (d)  A Transferee of a Membership Interest who has completed and delivered a Transfer Application shall be deemed to have

                         (i) requested admission as a Substituted Member,

                         (ii)  agreed to comply with and be bound by and to have executed this Agreement,

                         (iii)  represented and warranted that such Transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement,

                         (iv) granted the powers of attorney set forth in this Agreement,

                         (v)  given the Consents and approvals and made the waivers contained in this Agreement,

                         (vi)  directed the Secretary of the Company (or other Person designated by the Board of Managers) to execute this Agreement on such Person’s behalf which shall be deemed to be a sufficient act to comply with the requirements of Section 18-101(7)(a) of the Act to cause that Person to become an Assignee and to bind that Person to the terms and conditions of this Agreement.

If any Unit Certificate, and the Membership Interest represented thereby, is Transferred to a Transferee by operation of law (in any manner or by any means) and not otherwise in compliance with this Article 9, the acceptance by such Transferee of any interest in or benefits of such Transferred Units shall be deemed to be a sufficient act to comply with Section 18-101(7)(a) of the Act and shall have the same consequences as set forth in the previous sentence, and such Transferee shall provide such information as reasonably requested by the Company to properly maintain its books and records and to comply with applicable law, and if the Company determines that it does not have sufficient information, the Company may make any assumption relating thereto as it may determine in its sole discretion.

          9.3.      Restrictions on Transfers.

                    (a)  Notwithstanding the other provisions of this Article 9, no Transfer of any Membership Interests shall be made if such Transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such Transfer, (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes.

                    (b)  The Board of Managers may impose restrictions on the Transfer of Membership Interests if it determines based upon a subsequent opinion of counsel that such restrictions are necessary to avoid a significant risk of the Company being treated as an association taxable as a corporation or otherwise being taxed as an entity.

                    (c)  Subject to applicable law, the Board of Managers may, by resolution, (i) impose restrictions on Transfer or registration of transfer of Units of the Company, and (ii) require as a condition to the issuance or Transfer of such Units that the person or persons to whom such Units are to be issued or Transferred agree in writing to such restrictions. In the event that any such restrictions on Transfer or registration of transfer are so imposed, the Company shall require that such restrictions be conspicuously noted on all Unit Certificates representing such Units.

          9.4.      Admission of Substituted Member. By Transfer of a Membership Interest in accordance with Article 9.2, the transferor shall be deemed to have given the Transferee the right to seek admission as a Substituted Member subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Unit Certificate representing a Membership Interest shall, however, only have the authority to convey to a purchaser or other Transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Unit Certificate to a purchaser or other Transferee and (b) the right to Transfer the right to request admission as a Substituted Member to such purchaser or other Transferee in respect of the Transferred Membership Interests; and, unless and until a duly executed Transfer Application is delivered by the Transferee to the Company with respect to such Units, the transferor will be deemed to be the owner of record thereof for all purposes of this Agreement, including, without limitation, the allocation of profits and losses and the party to whom distributions will be made. Each Transferee of a Membership Interest (including any nominee holder or an agent acquiring such Membership Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Member with respect to the Membership Interests so Transferred to such Person. Such Assignee shall become a Substituted Member (x) at such time as the Board of Managers, or its designate, consents thereto, which consent may be given or withheld in the Board of Manager’s discretion, and (y) when any such admission is shown on the books and records of the Company. If such Consent is withheld, such Transferee shall be an Assignee. An Assignee shall have an interest in the Company equivalent to that of a Member with respect to allocations and distributions, including liquidating distributions, of the Company. With respect to voting rights attributable to Membership Interests that are held by Assignees, the Board of Managers shall be deemed to be the Member with respect thereto and shall, in exercising the voting rights in respect of such Membership Interests on any matter, vote such Membership Interests at the written direction of the Assignee who is the holder of such Membership Interests. If no such written direction is received, such Membership Interests will not be voted. An Assignee shall have no other rights as a Member.

          9.5.      Lender Ownership Limit.

                    (a)  No Lender (as defined below) may own Units nor shall Units be accepted, purchased, or in any manner acquired by any Lender if such issuance or Transfer would result in a Lender owning Units.

                    (b) If any Units are accepted, purchased, or in any manner acquired by any Lender resulting in a violation of Section 9.5(a) hereof, any such purchase or acquisition shall be null and void with respect to such Units (“Excess Units”). If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such Lender shall be conclusively deemed to have acted as an agent on behalf of the Company in acquiring the Excess Units and to hold such Excess Units on behalf of the ultimate owner of such Excess Units. Any Lender who receives any distribution paid on account of Excess Units shall hold and retain such distributions as agent for the ultimate owner of such Excess Units.

          While the Excess Units are so held on behalf of the ultimate owner of such Excess Units, such Excess Units shall not have any voting rights and shall not be considered for purposes of any Member vote and/or for determining a quorum for such a vote. The Excess Units shall be treated as outstanding Units.

          In the event that a Member knowingly holds Excess Units and the other Members’ basis for federal income tax purposes is reduced, such Member shall be required to indemnify the Company for the full amount of any damages and expenses (including the Company’s estimate of the costs (including tax costs) to the other Members, reasonable attorneys’ fees and administrative costs) resulting from the shift of basis for federal income tax purposes.

          Upon discovering the ownership of any Excess Units, the Board of Managers may (i) cause the Company to immediately redeem such Excess Units at the Redemption Price (as defined below) or (ii) grant the holder thereof thirty (30) days to Transfer such Excess Units to any Person whose ownership of such Excess Units would not result in a violation of Section 9.5(a) hereof. Upon such permitted Transfer, the Company shall pay or distribute to the Transferee any distributions on the Excess Units not previously paid or distributed. If such Excess Units are not Transferred within such thirty (30)-day period, the Company will redeem such Units at the Redemption Price (as defined below). For purposes of this Section 9.5, the “Redemption Price” shall mean the lesser of the price paid for such Excess Units by the Member in whose possession the redeemed Units were Excess Units or the Book Value of the Excess Units represented by the positive balance in the Capital Account relating to such Units.

                    (c)  For purposes of this Section 9.5, the term “Lender” shall mean (i) any Person who is currently owed money by the Company in an amount exceeding Five Hundred Thousand Dollars ($500,000), and (ii) any Person related to a Person described in (i) under the rules of Treasury Regulation Section 1.752-4(b).

                    (d)  The Board of Managers may exempt a Lender from the provisions of this Section 9.5 upon receipt of an opinion of counsel that other Members will not suffer any material negative affects as a consequence of such Lender’s owning Units.

                    (e)  If any provision of this Section 9.5 or any application thereof is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE 10
DISSOLUTION AND TERMINATION

          10.1.      Events of Dissolution.

                       (a)  In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the Company’s dissolution, the Company has perpetual existence but shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

                         (i)    the vote of the Board of Managers and the Members pursuant to Sections 6.2(b) and (e) hereof;

                         (ii)   the entry of a decree of judicial dissolution under Section 18-802 of the Act, or

                         (iii)  the sale of all or substantially all of the Properties of the Company.

          The death, retirement, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause the dissolution of the Company except to the extent specified above in this Section 10.1(a).

                       (b)  Dissolution of the Company shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.

          10.2.      Application of Assets. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied, first, as required by Section 18-804(a)(1) of the Act, and then in the manner, and in the order of priority, set forth in Article 5. Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), liquidation distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within ninety (90) days of the date of such liquidation. Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

          10.3.      Gain or Losses in Process of Liquidation. Any gain or loss on the disposition of Company Property in the process of liquidation shall be credited or charged to the Capital Accounts of Members in accordance with the provisions of Article 4. Any property distributed in-kind in the liquidation shall be valued and treated as though the property were sold at its fair market value and the cash proceeds were distributed. The difference between the fair market value of property distributed in-kind and its Book Value shall be treated as a gain or loss on the sale of such property and shall be credited or charged to the Capital Account of Members in accordance with Article 4; provided, that no Member shall have the right to request or require the distribution of the assets of the Company in-kind.

          10.4.       Procedural and Other Matters.

                        (a)  Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 10.4(b), the Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the Members any remaining assets of the Company, in accordance with this Article 10 and all without affecting the liability of Members and Managers and without imposing liability on a liquidating trustee.

                        (b)  The Certificate may be canceled upon the dissolution and the completion of winding up of the Company, by any Person authorized by the Board of Managers to cause such cancellation in connection with such dissolution and winding up.

ARTICLE 11
APPOINTMENT OF ATTORNEY-IN-FACT

          11.1.      Appointment and Powers.

                        (a)  Each Member hereby irrevocably constitutes and appoints the Secretary with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following:

                              (i)  the Certificate;

                              (ii)  all other certificates and instruments and amendments thereto that the Board of Managers deems appropriate to qualify or continue the Company as a limited liability company in the jurisdiction in which the Company may conduct business;

                              (iii)  all instruments that the Board of Managers deems appropriate to reflect a change or modification of this Agreement in accordance with the terms of this Agreement;

                              (iv)  all conveyances and other instruments that the Board of Managers deems appropriate to reflect the dissolution and termination of the Company;

                              (v)  all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company;

                              (vi)  any and all documents necessary to admit Members to the Company, or to reflect any change or Transfer of a Member’s Units, or relating to the admission or increased Capital Contribution of a Member;

                              (vii)  any amendment or other document to be filed as referenced in Section 3.1; and

                              (viii)  all other instruments that may be required or permitted by law to be filed on behalf of or relating to the Company and that are not inconsistent with this Agreement.

                         (b)  The authority granted by this Section 11.1 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of the Member who granted it; may be exercised by a signature for each Member or by a single signature of any such Person acting as attorney-in-fact for all of them; and shall survive the Transfer by a Member of the whole or any portion of his, her or its Units.

          11.2.       Presumption of Authority. Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such Person acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

ARTICLE 12
MISCELLANEOUS PROVISIONS

          12.1.      Notices.

                       (a)  Except as otherwise provided in this Agreement or in the Bylaws, any and all notices, consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either in hand or by U.S. mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                       (b)  All notices, demands, and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

                       (c)  All such notices, demands and requests shall be addressed as follows: (i) if to the Company, to its principal place of business, as set forth in Article 2 hereof, and (ii) if to a Member, to the address of such Member listed on the Company’s Member register.

                       (d)  By giving to the other parties written notice thereof, parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt or refusal by the other parties of such notice and each shall have the right to specify as its address any other address.

          12.2.      Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

          12.3.      Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.

          12.4.      Amendment, Modification, and Interpretation. Except with respect to those provisions of this Agreement which may be modified by the Board of Managers alone, this Agreement may be amended, modified, or supplemented upon receiving the affirmative Consent of more than fifty percent (50%) in interest of the Common Units and the Preferred Units, if any, voting together as a single class, subject to the following provisions:

                         (i) The Members constituting the holders of Common Units shall have the right to vote as a separate class on any amendments or modifications of this Agreement that affect any of the rights of the Common Units set forth in Section 3.1(e) of the Agreement and the Members constituting the holders of Preferred Units shall not have any voting rights on such an amendment;

                         (ii)  After the prior approval of the Board of Managers, the Members constituting the holders of Preferred Units (or a series or more than one series of Preferred Units, as applicable) shall have the right to vote as a separate class on any amendments or modifications of this Agreement that affect the rights of the Preferred Units in Section 6.2(b) or which effect any separate class voting or other rights in any applicable Certificate of Designations (as defined in Section 3.1(f)) which have been granted to the Preferred Units (or a series or more than one series of Preferred Units, as applicable) and the Members constituting the holders of Common Units shall not have any voting rights on such an amendment; and

                         (iii)  The holders of Common Units and Preferred Units (or a series or series of Preferred Units) shall have the right to vote as a separate class on any amendments or modifications of this Agreement where required by the Act or applicable law.

          Notwithstanding anything to the contrary contained herein, the Bylaws may be amended by the affirmative vote of a majority of all members of the Board of Managers as provided in the Bylaws without any further vote, consent or approval of any Member or other Person. The Board of Managers shall have the authority and power to reasonably interpret this Agreement and the Bylaws, and may resolve actual or perceived ambiguities therein or herein as it reasonably determines. In addition, the Board of Managers shall have the authority to cause a restated Agreement to be prepared at any time and in such restatement may cause any typographical errors or formatting errors to be corrected.

          12.5.      Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

          12.6.      Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws. In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provision of this Agreement shall control and take precedence.

          12.7.      Severability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

          12.8.        Headings. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

          12.9.        Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

          12.10.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          12.11.      Entire Agreement. This Agreement and the Exhibits constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior understandings or agreements, oral or written, among the parties.

          12.12.     Arbitration. If there is a dispute between any party to this Agreement (including any party hereof pursuant to Section 18-101(7)(a) of the Act) relating to or arising out of this Agreement, the dispute shall be submitted to the American Arbitration Association for arbitration in Sacramento, California. The costs of the arbitration, including any American Arbitration Association administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be born equally by the parties. Each party shall bear and pay the cost of its own attorneys’ fees. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement, nor to grant any remedy which is either prohibited by the terms of this Agreement or not available in a court of law. The decision of the American Arbitration Association shall be binding on the parties. The parties hereby consent to the personal jurisdiction and venue in the courts in Sacramento, California. Should any dispute or claim arise that is not subject to arbitration as set forth above, then all parties waive any rights they may have to a jury trial.

          IN WITNESS WHEREOF, this Restated Agreement has been duly executed by the Members; all Persons thereafter who become Additional Members; all Transferees who become Assignees; and all Persons who become a party hereto in accordance with Section 2.8.

JCM PARTNERS, LLC, a Delaware limited liability company

By: /s/ Gayle M. Ing Gayle M. Ing, Secretary/Attorney-In-Fact

EXHIBIT A

RESTATED BYLAWS OF THE COMPANY
(As of June 26, 2002)

     See attached.

[See Exhibit 3.7]

EXHIBIT B

CERTIFICATE OF FORMATION

See attached.

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
JCM PARTNERS, LLC

     This Certificate of Formation of JCM Partners, LLC (the “Company”), dated May 11, 2000, is being duly executed and filed by John Connolly IV, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

     First. The name of the Company is “JCM Partners, LLC”.
     Second. The address of its registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

     In Witness Whereof, the undersigned has executed this Certificate of Formation of JCM Partners, LLC as of the date first set forth above.

/s/ John Connolly By: John Connolly IV Its: Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 05/15/2000 001246984 - 3229435

EXHIBIT C

FORM OF TRANSFER APPLICATION,
INCLUDING TRANSFER INSTRUCTIONS
(As amended on November 9, 2001)

     See attached.

APPLICATION FOR TRANSFER OF UNITS
OF
JCM PARTNERS, LLC

•	This Application for Transfer of JCM units consists of two parts, Part A and Part B.

•	Each part must be fully completed by the proposed Transferor (Seller) and proposed Transferee (Buyer) as set forth in this Application for Transfer.

•	Applications for Transfer that do not include both Part A and Part B, fully completed and executed by all parties, shall not be accepted by the Company, nor will the transfer of units be registered or become effective.

•	Completed Applications for Transfer should be sent to the Company at the address below:

JCM Partners, LLC P.O. Box 3000 Concord, CA 94522-3000 Attn: Shareholder Services

•	If you have any questions regarding this Application for Transfer, please contact Shareholder Services at (888)-880-1966.

•	Any proposed transfer is subject to certain restrictions adopted by the JCM Board of Managers on November 9, 2001, which are summarized in Part B of this Application for Transfer.

APPLICATION FOR TRANSFER, PART A

Transferor’s (Seller’s) Application for Transfer – Part A, Section 1

To:	JCM Partners, LLC	Transaction Reference Number:
P.O. Box 3000 Concord, CA 94522-3000 Attn: Shareholder Services

(OPTIONAL-SEE INSTRUCTION 2)

Transfer fee: N/C payable to The Bank of New York.

The transferor hereby makes application to transfer and assign, subject to the Company’s rights, to the transferee all rights and interests, as set forth in the limited liability company below and for the transferee to succeed to such interest as a Substitute Member, successor in interest, or assignee.

JCM PARTNERS, LLC	FUND 1

FULL NAME OF LIMITED LIABILITY COMPANY

Complete ID Information:	Quantity
complete at least one of the following (see Instruction 3)	Must be completed	Optional
	Number of units to be	Number of units
	transferred:	to be held after
transfer:
LLC ID#: 943364323

Registration Information:
Indicate exactly as shown on Company records (see instruction 4.)
Membership interests are currently registered as follows:

NAME OF TRANSFEROR
Tax Identification Information
complete applicable sections (see instruction 5)

ADDRESS OF RECORD	Social Security or Tax ID#:

TELEPHONE	Custodian/Trustee Tax ID#:

Broker/Dealer (OPTIONAL)

NAME OF FIRM	REGISTERED REPRESENTATIVE

ADDRESS	TELEPHONE

CLIENT ACCOUNT NUMBER

WIRE CODE (OPTIONAL)

1

Transferor’s (Seller’s) Application for Transfer – Part A, Section 1 (cont’d)

Certification
The transferor hereby certifies and represents possession of valid title and all requisite power to assign such interests and that assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

Reason for Transfer:
(Check one) For certain types of transfer additional documentation may be required.

______	Re-registration (Change of name, individual to trust, etc.)
______	Divorce
______	Gift
______	Sale (Indicate Amount of Consideration):______________________
______	Death (Indicate Fair Market Value):__________________________
______	Other (Please specify):____________________________________

Transferor Information (Check as many as apply)

______	I am not an officer or manager of the Company, and I am not related to (whether by blood or marriage), or have any ownership interest in, any officer, manager, or member of the Company.
– OR –
______	I am a manager of the Company.
______	I am a manager of the Company.
______	I have the following relationship with ______, an officer, manager, or member of the Company (describe):

Signature Execution:
Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Company Records (see instruction 7)

Transferor’s Signature:	Date:

Co-Transferor’s Signature:	Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information.

Name(s):	Capacity: (Full Title)

Medallion Signature Guarantee
The signature must be guaranteed by a member of an approved Signature Guarantee Medallion Program.

Instructions for Proposed Transferor (Seller) – Part A

     1.     TRANSFER FORMS. To effect the requested transfer both transferor and transferee forms must be submitted together with Part B of the Application for Transfer.
     2.     TRANSACTION REFERENCE NUMBER. The use of this space is optional. The number placed in this space shall be internally generated by a broker or agreed upon by two or more brokers and shall correspond to Internal records tracking system(s).
     3.     COMPANY IDENTIFICATION. Limited Liability Company Tax ID is provided.
     4.     REGISTRATION. Indicate the exact name of registrant and include any custodial information. If a Custodial Account, address of record should be that of the custodian/trustee.
     5.     TAX INFORMATION. If a Custodial Account, Custodian/Trustee’s and client’s tax numbers should be completed.
     6.     MEMBER ID NUMBER. This is the account number established at the Company. It may be obtained from the Registration Confirmation Form.
     7.     SIGNATURE EXECUTION. The signature must correspond with the name of the registered holder exactly as it appears on the Company records. Persons who sign as a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company or its agent in its sole discretion, must present satisfactory evidence of their authority to so act.

2

This Form, Part A of the Application for Transfer, together
with Part B of the Application for Transfer, should be
returned directly to the Company at the address set forth above.

Transferee’s (Buyer’s) Application For Transfer – Part A, Section 2

To:	JCM Partners, LLC	Transaction Reference Number:
P.O. Box 3000
Concord, CA 94522-3000
Attn: Shareholder Services

(OPTIONAL, SEE INSTRUCTION 2)

The transferee hereby makes application to accept, subject to the Company’s rights, from the transferor, all rights and interests, as set forth in the limited liability company below, and intends to succeed the transferor as a Substitute Member or Assignee and agrees to accept all the terms and conditions of the Company agreement and related documents.

JCM PARTNERS, LLC

FULL NAME OF LIMITED LIABILITY COMPANY

Company ID Information:	Quantity:

Complete at least one of the following (see Instruction 3)
	Complete both:	Do You Already
	Number of units to	own Units
LLC Tax ID#: 943364323	be acquired	(check one)
		Yes ______	No ______

Registration Type:
As you want it to appear in the Company record, for certain types of registration additional documentation may be required (check one).

Taxable Transferee:
______ Individual	______Trust	______Community Property
______ Joint Tenants With Right of Survivorship	______Estate	______Taxable Employee Plan
______ Tenants in Common	______Partnership	______Other
______ Tenants in Entirety	______Uniform Gift/Trust to Minors Act
______ Corporation	State of ________________________

Tax Deferred/Exempt Transferee:
______	IRA Account	______	Tax Exempt Trust	______	Tax Exempt Employee Plan
______	SEP-IRA Account	______	Pension Plan	______	Money Purchase Pension Plan
______	Keogh	______	Profit Sharing Plan	______	Tax Exempt Under IRC501(c)(3)
______	Direct Transfer Rollover to IRA

Registration Information:
Account name and address as it is to appear on registration.
Membership interests are to be registered as follows:

NAME OF TRANSFEREE(S)

COUNTY OF RESIDENCE

ADDRESS	STATE OF RESIDENCE

TELEPHONE	CUSTODIAL ACCOUNT # (OPTIONAL)

(Check One:)	______	U.S. Citizen	______	Resident Alien	______	Non-Resident Alien

3

Transferee’s (Buyer’s) Application For Transfer – Part A, Section 2 (cont’d)

Secondary Address Information:
If custodial account, indicate investor’s mailing address. If other than custodial account, this address may be used for distribution and other purposes.

Tax Identification Information

Complete applicable sections (see instruction 5)

Social Security or Tax ID#:

Custodian/Trustee Tax ID#:

Broker/Dealer (OPTIONAL) Registered Representative:	Telephone:

Client Account Number:

ADDRESS
Wire Code (optional):

Certification: (see instruction 6). The transferee certifies, under penalty of law, as to the accuracy of the information contained herein and grants the following durable Power of Attorney: The undersigned hereby irrevocably makes, constitutes and appoints the Secretary of the Company with full power of substitution, his true and lawful attorney-in-fact, for him and his name, place and stead and for his use and benefit to execute and acknowledge and, to the extent necessary, to file and record: (a) the Limited Liability Company Agreement, as well as amendments thereto, under the laws of the applicable State and under the laws of any other state in which the Secretary of the Company deems it advisable to file such a certificate; (b) Any other instrument which may be required to be filed by the Company under the laws of any state or by any governmental agency, or which the Secretary of the Company deems it advisable to file; and (c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member or the dissolution and termination of the Company, provided such continuation, admission or dissolution and termination are in accordance with the terms of the Limited Liability Company Agreement.

Signature Execution: (see instruction 7). The foregoing grant of authority: (a) Is a Special Power of Attorney coupled with an Interest, is irrevocable and shall survive and not be affected by the subsequent death, incapacity or disability of the undersigned: (b) May be executed by the Secretary of the Company for each Member by a facsimile signature of one of the officers or with a single signature of one of its officers; (c) Shall be retained by the Secretary of the Company; and (d) Shall survive the delivery of any assignment by a Member of the whole or any portion of his Interest in the Company; except that where the transferee thereof has been approved by the Secretary of the Company for admission to the Company as a substituted Member, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the Secretary of the Company to execute, acknowledge and file any instrument necessary to effect such substitution. In the event of any conflict between the provision of the Limited Liability Company Agreement and any document executed or filed by the Secretary of the Company pursuant to the power of attorney granted herein, the Limited Liability Company Agreement shall govern.

TRANSFEREE’S SIGNATURE	DATE

CO-TRANSFEREE’S SIGNATURE	DATE

Must be signed by the transferee as indicated in the registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation, or another acting in a fiduciary or representative capacity, please indicate capacity.

Medallion Signature Guarantee:
Signature must be guaranteed by a member of an approved Signature Guarantee Medallion Program.

Instructions for Proposed Transferee (Buyer) — Part A
1.     TRANSFER FORMS. To effect the requested transfer, both transferee and transferor forms must be submitted together with Part B of the Application for Transfer.
2.     TRANSACTION REFERENCE NUMBER. The use of this space is optional. The number placed in this space shall be internally generated by a broker or agreed upon by two or more brokers and shall correspond to internal records tracking system(s).
3.     COMPANY IDENTIFICATION. Limited Liability Company Tax ID is provided.
4.     REGISTRATION. Include any custodial information. If a Custodial account, address of record shall be that of the Custodian/Trustee.

4

5.     TAX INFORMATION. If a Custodial Account, Custodian/Trustee’s and investor’s tax numbers should be completed. If individual, only Social Security number is required.
6.     CERTIFICATION. If a Custodial/Trustee account, indicate name of Custodian/Trustee and Beneficial Owner.
7.     SIGNATURE EXECUTION. Transferee(s) must sign their names exactly as they appear in the Registration section. Persons who sign as a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company or its agent in its sole discretion, must present satisfactory evidence of their authority to so act.

This Form, Part A of the Application for Transfer, together
with Part B of the Application for Transfer, should be
returned directly to the Company at the address set forth above.

5

Application For Transfer- Part B

APPLICATION FOR TRANSFER, PART B
Relating to Certain Restrictions
on Transfer of Units
of JCM Partners, LLC

To:	JCM Partners, LLC
P.O. Box 3000
Concord, California 94522-3000
Attention: Shareholder Services

     This Form constitutes Form B of the Application for Transfer of Units of JCM Partners, LLC (“the Company”). The Application for Transfer consists of two parts, Part A and Part B, which taken together, upon proper execution by both the proposed Transferor (“Proposed Transferor”) and the proposed Transferee (“Proposed Transferee”), constitute a complete Application for Transfer. Both forms should be sent to the Company at the above address.

     Unless otherwise noted, all capitalized terms used in the following paragraphs shall have the meanings set forth in the Company’s Limited Liability Company Agreement (the “Agreement”) or as set forth in Exhibit A to Part B of this Application. Execution of this Application by both the Proposed Transferor and the Proposed Transferee is a prerequisite to the Company’s recognition of the validity of any transfer of its Units.

     Proposed Transferor and Proposed Transferee understand and agree that any purported transfer made pursuant to Part A and Part B of this Application for Transfer is subject to restrictions (“the Transfer Restrictions”) adopted by the Board of Managers of the Company pursuant to its authority under the Agreement and the Company’s Bylaws. Such Transfer Restrictions, incorporated herein and attached hereto as Exhibit A, are set forth in formal resolutions adopted by the Board of Managers of the Company and have been deemed by the Board to be part of Article VI of the Company’s Bylaws. Among other items, such restrictions include provisions requiring that (i) with certain exceptions, no transfer of membership interests shall be effective or recognized by the Company, no Transfer shall be registered by the Company, and no Proposed Transferee shall be considered a Transferee or an Assignee under the terms of the Agreement or have the right to seek admission as a Substituted Member prior to the end of the thirtieth (30th) day following the Company’s receipt of both Part A and Part B of this Application for Transfer, fully completed, duly executed, and in a form satisfactory to the Company; and (ii) no Person may acquire, by any means, Units of the Company if, as a result of such acquisition, such Person would become the Beneficial Owner of ten (10) percent or more of the Outstanding Units of the Company.

     Proposed Transferor and Proposed Transferee agree be bound by and to comply with such Transfer Restrictions in connection with this proposal for transfer of Units. Proposed Transferee further agrees to comply with such Transfer Restrictions in the future. Proposed Transferee hereby certifies, represents and warrants that Proposed Transferee does not Beneficially Own, and is not acquiring Beneficial Ownership of, other Units which, when added to the Units to which this Transfer Application relates, equal or exceed ten (10) percent of the Company’s outstanding Units. Proposed Transferor and Proposed Transferee further agree promptly to provide the Company with any information that the Company requests in order to determine whether the Transfer Restrictions have been or would be violated.

1

Application For Transfer- Part B (cont’d)

     Proposed Transferor and Proposed Transferee further agree that their execution below constitutes an amendment to their contract of sale and purchase of the Company’s Units (“Contract”) in that the acceptance by Proposed Transferor and Proposed Transferee of the Transfer Restrictions shall be incorporated into the Contract as conditions prerequisite to any contractual obligation to sell or purchase such Units as if fully set forth therein. Proposed Transferor and Proposed Transferee accordingly agree that should the Contract be inconsistent with the Transfer Restrictions in any respect, the Contract shall be deemed amended to the extent necessary to remedy such inconsistency.

     Applications for Transfer that do not include this Part B, executed below by both Proposed Transferor and Proposed Transferee, shall not be accepted by the Company, and no purported transfer shall be effective or shall be recognized or registered by the Company.

Mark the appropriate boxes if applicable:

☐	Transfer has been effected by will or last testament or by operation of laws relating to descent and distribution.
☐	Proposed Transferor is a tax-exempt entity under federal and relevant state law.

     [ Please Proceed to Next Page ]

2

Application For Transfer- Part B (cont’d)

Each of the undersigned Proposed Transferor or Proposed Transferee, as applicable, certify, under penalty of law, that the undersigned has read and understood the foregoing, that all information the undersigned has provided herein is accurate, and that the undersigned’s execution below demonstrates the undersigned’s agreement as set forth above.

PROPOSED TRANSFEROR:

Print Legal Name

Signature of Owner	Date

Signature of Co-Owner	Date

If signature of Proposed Transferor is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in fact, agent(s), officer(s) of a corporation or other entity, or a person otherwise acting in a fiduciary or representative capacity, please provide the following:

Print Name	Capacity

Print Name	Capacity

PROPOSED TRANSFEREE:

Print Legal Name

Signature of Owner	Date

Signature of Co-Owner	Date

If signature of Proposed Transferee is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in fact, agent(s), officer(s) of a corporation or other entity, or a person otherwise acting in a fiduciary or representative capacity, please provide the following:

Print Name	Capacity

Print Name	Capacity

This Form, Part B of the Application for Transfer, together
with Part A of the Application for Transfer, should be
returned directly to the Company at the address set forth above.

3

[EXHIBIT A]

Application For Transfer- Part B (cont’d)

JCM PARTNERS, LLC
Restrictions on Transfer of Membership Interests Adopted by Resolutions of the Board of Managers dated November 9, 2001

(A)	Unless waived in an individual case by the Company for good cause shown, no Transfer Application shall be deemed received by the Company or by its Transfer Agent prior to the close of business on the thirtieth (30th) calendar day following the Company’s receipt of all parts of a Transfer Application, fully completed, duly executed by the parties thereto and in a form satisfactory to the Company. Until that time, no event which is deemed by the Agreement or the Bylaws to occur upon the Company’s receipt of such a Transfer Application shall be deemed to have occurred. By way of illustration, and not of limitation, the proposed Transferee shall not be considered a Transferee or Assignee, and shall not have the right to seek admission as a Substituted Member, prior to that date. Moreover, no Transfer shall be effective as between the proposed Transferor and the proposed Transferee prior to that date. In connection with any Transfer Application, the Transferor and Transferee shall promptly provide such additional information as the Company may request. The Company shall not recognize or register any Transfer that fails to comply with the foregoing requirements, nor shall the Company forward any part of the Transfer Application to the Company’s Transfer Agent for registration of the Transfer. This Paragraph A shall not be applicable to any Transfer effected by will or last testament or by the laws of descent and distribution, and this Paragraph A shall not apply to any Transfer as to which the proposed Transferor is a tax-exempt entity; provided that the other provisions of this resolution shall be fully applicable in the case of such proposed Transfers.

(B)	Except as may be authorized by the Board of Managers prior to a Transfer, by vote of a majority of the Managers then holding office, no Person may acquire, by any means, Beneficial Ownership (as defined below) of any Unit if, as a result of such acquisition, such Person would become the Beneficial Owner (as so defined) of ten (10) percent or more of the outstanding Units of the Company (the “Ownership Limit”). Notwithstanding the foregoing, no Person shall be deemed to have exceeded the Ownership Limit as the result of an acquisition of Units by the Company which, by reducing the number of Units outstanding, increases the proportionate number of Units beneficially owned by such Person to 10% or more of the Units then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 10% or more of the Units then outstanding by reason of Unit purchases by the Company and shall, after such Unit purchases by the Company, become the Beneficial Owner of any additional Units, then such Person shall be deemed to have exceeded the Ownership Limit by the amount of such additional purchase.

4

[EXHIBIT A]

Application for Transfer—Part B (cont’d)

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own,” any Units:

1.	which such Person or any of such Person’s Affiliates or Associates (as such terms are defined below) Beneficially Owns, directly or indirectly; or

2.	which such Person or any of such Persons’ Affiliates or Associates has

	(A)	the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own,” Units tendered pursuant to a tender or exchange offer made on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered Units are accepted for purchase or exchange; or

	(B)	the right to vote or to have voted pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” any Units if the agreement, arrangement or understanding to vote such Unit (1) consists solely of a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (2) is not then reportable pursuant to Section 13(d) under the Exchange Act (or any comparable or successor provision); or

3.	which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso in clause (B) of the preceding paragraph B.2.) or disposing of any Units of the Company.

“Affiliate” shall have the meaning set forth in the Agreement, and “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this resolution.

5

[EXHIBIT A]

Application for Transfer—Part B (cont’d)

(C)	Any Transfer that would result in a violation of the Ownership Limit shall be void ab initio as to the Transfer of such number of Units that would cause the violation of the Ownership Limit, and the proposed Transferee (the “Disqualified Holder”) shall acquire no rights in such Units. If the foregoing Transfer Restriction shall be determined by a court having jurisdiction to do so to be beyond the power of the Board to effectuate or invalid, prohibited or unenforceable for any other reason, then upon any event that results in a violation of the Ownership Limit, the Units in excess of the Ownership Limit shall be deemed to have been transferred to the Company or its designee, not as beneficial owner but in trust (the “Trust”) and as trustee for the exclusive benefit of such Disqualified Holder and the beneficiary or beneficiaries to whom an interest in such Trust may later be transferred.

	1.	The Disqualified Holder shall retain the right to receive allocations and distributions with respect to Units held in the Trust in accordance with the terms of the Agreement, and for all tax purposes including the allocation of gain and losses with respect to the Units, the Disqualified Holder will be treated as the Beneficial Owner of such Units, except that such Disqualified Holder shall not be accorded any voting rights with respect to the Units. Instead, Units held in the Trust shall be voted solely by the trustee of the Trust. The trustee shall cast such votes for or against any proposition on which Unit Holders are entitled to vote (or, as to elections, in favor of each nominee) in the same proportion as all other Units which are voted on such matters are voted.

	2.	The Disqualified Holder may designate a beneficiary of an interest of Units held in Trust (representing a specified number of Units held by the Trust), if those Units held in Trust plus the Units Beneficially Owned by such beneficiary would not exceed the Ownership Limit if transferred to such beneficiary. Upon the designation of a beneficiary of an interest in the Trust, the corresponding number of Units in the Trust shall be released to the beneficiary. Notwithstanding the foregoing, prior to any transfer of any interest in the Trust, the Disqualified Holder and the designee must fully complete, duly execute and deliver to the Secretary of the Company all parts of a Transfer Application, which shall be subject to all the provisions of this resolution and of the Agreement and Bylaws to the same extent as if the Disqualified Holder were a Transferor of Membership Interests and the designee were a proposed Transferee.

	3.	Any Trust created pursuant to the above provisions shall continue in effect until the earlier of the liquidation or dissolution of the Company in accordance with the terms of the Agreement or the transfer of all Units out of the Trust in accordance with Paragraph C(2) above.

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